As filed with the Securities and Exchange Commission on July 10, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FRANCO-NEVADA CORPORATION
(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number (if applicable))	Not Applicable (I.R.S. Employer Identification No. (if applicable))

199 Bay Street, Suite 2000
P.O. Box 285
Commerce Court Postal Station
Toronto, Ontario, Canada M5L 1G9
(416) 306-6300
(Address and telephone number of Registrant’s principal executive offices)

Corporation Service Company
19 West 44th Street, Suite 200
New York, New York 10036
(866) 403-5272
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Lloyd Hong Franco-Nevada Corporation 199 Bay Street, Suite 2000 P.O. Box 285 Commerce Court Postal Station Toronto, Ontario, Canada M5L 1G9 (416) 306-6300	Mile T. Kurta, Esq. Christopher R. Bornhorst, Esq. Torys LLP 1114 Avenue of the Americas, 23rd Floor New York, New York 10036 (212) 880-6000	Michael Amm, Esq. Braden Jebson, Esq. Torys LLP 79 Wellington St. W., 30th Floor Toronto, Ontario, Canada M5K 1N2 (416) 865-0040

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒	at some future date (check the appropriate box below)

	1. ☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2. ☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3. ☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4. ☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act of 1933, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, and the prospectus contained herein is not complete and may be changed. These securities may not be offered or sold prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell in any U.S. state where the offer or sale is not permitted.

This short form base shelf prospectus is filed under Part 9B of National Instrument 44-102 – Shelf Distributions (“NI 44-102”). Franco-Nevada Corporation has satisfied the requirements for issuers filing a “WKSI base shelf prospectus” (as defined in NI 44-102) and for a receipt for this prospectus to be deemed to be issued in all jurisdictions in Canada in which this prospectus has been filed. No regulator or securities regulatory authority has reviewed this prospectus. See “Well-Known Seasoned Issuer”.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes an offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities in those jurisdictions. Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Legal Officer & Corporate Secretary of the Corporation at 199 Bay Street, Suite 2000, P.O. Box 285, Commerce Court Postal Station, Toronto, Ontario M5L 1G9, telephone 416-306-6300, and are also available electronically at www.sedarplus.ca.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	July 10, 2026

FRANCO-NEVADA CORPORATION
Common Shares
Preferred Shares
Debt Securities
Warrants
Subscription Receipts

Franco-Nevada Corporation (the “Corporation” or “Franco-Nevada”) may offer and issue from time to time common shares of the Corporation (“Common Shares”), preferred shares of the Corporation (“Preferred Shares”), debt securities (“Debt Securities”), warrants to purchase Common Shares, Preferred Shares or Debt Securities (“Warrants”), or subscription receipts (“Subscription Receipts”) (all of the foregoing collectively, the “Securities”) or any combination thereof during the 37-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Corporation or a subsidiary of the Corporation. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

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The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered, (ii) in the case of Preferred Shares, the number of Preferred Shares offered, the designation of a particular class or series, if applicable, the offering price, whether the Preferred Shares are being offered for cash, the dividend rate, if any, any terms for redemption or retraction, any conversion rights, and any other terms specific to the Preferred Shares being offered, (iii) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, the interest provisions, the authorized denominations, the offering price, whether the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, whether the debt is senior or subordinated to the Corporation’s other liabilities and obligations, whether the Debt Securities will be secured by any of the Corporation’s assets or guaranteed by any other person, and any other terms specific to the Debt Securities being offered, (iv) in the case of Warrants, the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Common Shares, Preferred Shares or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, and any other terms specific to the Warrants being offered, and (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the procedures for the exchange of the Subscription Receipts for Common Shares, Preferred Shares, Debt Securities or Warrants, as the case may be, and any other terms specific to the Subscription Receipts being offered. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All shelf information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. The Corporation may offer and sell Securities to, or through, underwriters or dealers and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds to the Corporation and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale (including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions of the Canadian Securities Administrators), at prices determined by reference to the prevailing market prices or at negotiated prices. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than an “at-the-market distribution” (as defined under applicable Canadian securities legislation), the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. An investor who acquires Securities forming part of the underwriters’ over-allocation position will acquire those Securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or through secondary market purchases. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer, and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “FNV”. The Common Shares are also listed on the New York Stock Exchange (the “NYSE”) under the symbol “FNV”. Unless otherwise specified in the applicable Prospectus Supplement, no Securities, other than Common Shares, will be listed on any securities exchange.

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As of the date hereof, Franco-Nevada has determined that it qualifies as a “well-known seasoned issuer”, as such term is defined in NI 44-102, and Franco-Nevada has satisfied the requirements for filing a “WKSI base shelf prospectus” (as defined in NI 44-102) in respect of its Securities qualified for distribution by this Prospectus. See “Well-Known Seasoned Issuer”.

Franco-Nevada’s registered office and head office is located at 199 Bay Street, Suite 2000, Commerce Court West, Toronto, Ontario M5L 1G9.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States (“U.S.”) and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the U.S. The financial statements included or incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, which includes International Accounting Standard 34 Interim Financial Reporting, applicable to the preparation of condensed consolidated interim financial statements (“IFRS Accounting Standards”), that were applicable as at the date of the financial statements, and thus may not be comparable to financial statements of U.S. companies. Financial statements which will be deemed incorporated by reference herein in the future, or which may form part of a Prospectus Supplement in the future, will be prepared in accordance with IFRS Accounting Standards.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the U.S. and in Canada. Such consequences for investors who are resident in, or citizens of, the U.S. or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult their own tax advisors.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of Canada, that most of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the registration statement are not residents of the U.S., and that a substantial portion of the assets of the Corporation and said persons are located outside the U.S.

All dollar amounts in this Prospectus are expressed in United States dollars, except as otherwise indicated. References to “$”, “US$” or “dollars” are to United States dollars and references to “C$” are to Canadian dollars.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES NOR HAS THE SEC NOR ANY STATE OR CANADIAN SECURITIES REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves certain risks. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus.

Table of Contents

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and the documents incorporated by reference herein contain “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian securities laws and the United States Private Securities Litigation Reform Act of 1995, respectively, which may include, but are not limited to, statements with respect to future events or future performance, management’s expectations regarding Franco-Nevada’s growth, results of operations, estimated future revenues, performance guidance, carrying value of assets, future dividends and requirements for additional capital, mineral resources and mineral reserves estimates, production estimates, production costs and revenue, future demand for and prices of commodities, expected mining sequences, business prospects and opportunities, the performance and plans of third-party operators, any ongoing or future audits being conducted by the Canada Revenue Agency (“CRA”), the expected exposure for current and future tax assessments and available remedies, and statements with respect to the future status and any potential restart of the Cobre Panamá mine. In addition, statements (including data in tables) relating to mineral resources and mineral reserves, gold equivalent ounces (“GEOs”) or mine lives are forward-looking statements, as they involve implied assessment, based on certain estimates and assumptions, and no assurance can be given that the estimates and assumptions are accurate and that such mineral resources and mineral reserves, GEOs or mine lives will be realized. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budgets”, “potential for”, “scheduled”, “estimates”, “forecasts”, “predicts”, “projects”, “intends”, “targets”, “aims”, “anticipates” or “believes” or variations (including negative variations) of such words and phrases or may be identified by statements to the effect that certain actions “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Franco-Nevada to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. A number of factors could cause actual events or results to differ materially from any forward-looking statement, including, without limitation: fluctuations in the prices of the primary commodities that drive royalty and stream revenue (gold, platinum group metals, copper, nickel, silver, iron ore and oil and gas); fluctuations in the value of the Canadian and Australian dollar, Brazilian real, Mexican peso, and any other currency in which revenue is generated, relative to the U.S. dollar; changes in national and local government legislation, including permitting and licensing regimes and taxation policies and the enforcement thereof; tariff and other trade measures that may be imposed by the United States and proposed retaliatory measures that may be adopted by its trading partners; the adoption and implementation of a global minimum tax on corporations; regulatory, political or economic developments in any of the countries where properties in which Franco-Nevada holds a royalty, stream or other interest are located or through which they are held; risks related to the operators of the properties in which Franco-Nevada holds a royalty, stream or other interest, including changes in the ownership and control of such operators; relinquishment or sale of mineral properties; influence of macroeconomic developments; business opportunities that become available to, or are pursued by Franco-Nevada; reduced access to debt and equity capital; litigation; title, permit or license disputes related to interests on any of the properties in which Franco-Nevada holds a royalty, stream or other interest; whether or not the Corporation is determined to have “passive foreign investment company” (“PFIC”) status as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended; potential changes in Canadian tax treatment of offshore streams; excessive cost escalation as well as development, permitting, infrastructure, operating or technical difficulties on any of the properties in which Franco-Nevada holds a royalty, stream or other interest; access to sufficient pipeline capacity; actual mineral content may differ from the mineral resources and mineral reserves contained in technical reports; rate and timing of production differences from mineral resource estimates, other technical reports and mine plans; risks and hazards associated with the business of development and mining on any of the properties in which Franco-Nevada holds a royalty, stream or other interest, including, but not limited to unusual or unexpected geological and metallurgical conditions, slope failures or cave-ins, sinkholes, flooding and other natural disasters, terrorism, civil unrest or an outbreak of contagious disease; the impact of future pandemics; and the integration of acquired assets. The forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are based upon assumptions management believes to be reasonable, including, without limitation: the ongoing operation of the properties in which Franco-Nevada holds a royalty, stream or other interest by the owners or operators of such properties in a manner consistent with past practice; the accuracy of public statements and disclosures made by the owners or operators of such underlying properties; no material adverse change in the market price of the commodities that underlie the asset portfolio; no material changes to existing tax treatment; the expected application of tax laws and regulations by taxation authorities; the expected assessment and outcome of any audit by any taxation authority; no adverse development in respect of any significant property in which Franco-Nevada holds a royalty, stream or other interest; the accuracy of publicly disclosed expectations for the development of underlying properties that are not yet in production; integration of acquired assets; and the absence of any other factors that could cause actions, events or results to differ from those anticipated, estimated or intended. However, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance. In addition, there can be no assurance as to (i) the outcome of any ongoing or future audit by the CRA or the Corporation’s exposure as a result thereof, or (ii) the future status and any potential restart of the Cobre Panamá mine. Franco-Nevada cannot assure investors that actual results will be consistent with these forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements due to the inherent uncertainty therein. For additional information with respect to risks, uncertainties and assumptions, please refer to the “Risk Factors” section of this Prospectus, as well as any risk factors disclosed in the documents incorporated by reference. The forward-looking statements herein are made as of the date of this Prospectus only and Franco-Nevada does not assume any obligation to update or revise them to reflect new information, estimates or opinions, future events or results or otherwise, except as required by applicable law.

TECHNICAL AND THIRD-PARTY INFORMATION

Except where otherwise stated, the disclosure in this Prospectus, including the documents incorporated by reference, relating to properties and operations on the properties in which the Corporation holds royalty, stream or other interests, including the disclosure in the sections entitled “Franco-Nevada’s Assets”, “Candelaria Mining and Technical Information” and “Cobre Panamá Mining and Technical Information” in the Corporation’s annual information form dated as of March 19, 2026, is based on information publicly disclosed by the owners or operators of these properties and information/data available in the public domain as at the date hereof or as of the date of (or as specified in) the document incorporated by reference herein, as applicable, and none of this information has been independently verified by the Corporation. Specifically, as a royalty or stream holder, the Corporation has limited, if any, access to properties included in its asset portfolio. Additionally, the Corporation may from time to time receive operating information from the owners and operators of the properties, which it is not permitted to disclose to the public. The Corporation is dependent on the operators of the properties and their qualified persons to provide information to the Corporation or on publicly available information to prepare disclosure pertaining to properties and operations on the properties on which the Corporation holds royalty, stream or other interests and generally has limited or no ability to independently verify such information. Although the Corporation does not have any knowledge that such information may not be accurate, there can be no assurance that such third-party information is complete or accurate. Some information publicly reported by operators may relate to a larger property than the area covered by the Corporation’s royalty, stream or other interest. The Corporation’s royalty, stream or other interests often cover less than 100% and sometimes only a portion of the publicly reported mineral resources, mineral reserves and production of a property.

Except where otherwise noted, the disclosure in this Prospectus and the documents incorporated by reference herein relating to mineral resource and mineral reserve statements for individual properties is made as at December 31, 2025. In addition, such numerical information presented in this Prospectus or in the documents incorporated by reference herein, which has been derived from information publicly disclosed by owners or operators may have been rounded by the Corporation and, therefore, there may be some inconsistencies between the significant digits presented in this Prospectus and the documents incorporated by reference and the information publicly disclosed by owners or operators.

Franco-Nevada considers its stream interest in the Candelaria mine to be its only material mineral project for the purposes of National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”). Franco-Nevada will continue to assess the materiality of its assets as new assets are acquired or move into production.

Information contained in this Prospectus and the documents incorporated by reference herein with respect to the Candelaria project has been prepared in accordance with the exemption set forth in section 9.2 of NI 43-101.

The technical and scientific information contained in the documents incorporated by reference herein including relating to the Candelaria project and the Cobre Panamá project was reviewed and approved in accordance with NI 43-101 by Darrol van Deventer, P.Eng., Vice President, Mining of the Corporation and a “Qualified Person” as defined in NI 43-101.

If, after the date of this Prospectus, the Corporation is required by Section 4.2(1)(j) of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property material to the Corporation and the exemption under Section 9.2 of NI 43-101 is not available, the Corporation will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words “preliminary short form prospectus” refer to a “shelf prospectus supplement”.

AVAILABLE INFORMATION

The Corporation files reports and other information with the securities commissions and similar regulatory authorities in each of the provinces and territories of Canada. These reports and information are available to the public free of charge on SEDAR+ at www.sedarplus.ca.

The Corporation has filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included in this Prospectus or incorporated herein by reference about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance investors should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

The Corporation is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and applicable Canadian securities legislation and, in accordance therewith, files reports and other information with the SEC and with the securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the U.S. and Canada, documents and other information that the Corporation files with the SEC may be prepared in accordance with the disclosure requirements in effect in Canada, that differ from those of the U.S. As a Canadian foreign private issuer, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation is not required to publish financial statements as promptly as U.S. companies subject to the applicable provisions of the U.S. Exchange Act.

The Corporation is permitted to follow certain home country corporate governance practices instead of those otherwise required under the NYSE Listed Company Manual for domestic issuers. In particular, the Corporation intends to follow the listing rules of the TSX in respect of private placements instead of the requirements of the NYSE to obtain shareholder approval for certain dilutive events (such as issuances that will result in a change of control, certain transactions other than a public offering involving issuances of a 20% or greater interest in the Corporation and certain acquisitions of the shares or assets of another company). The TSX threshold for shareholder approval of private issuances of common shares is generally 25%, subject to additional shareholder approval requirements in the case of certain issuances to insiders, and accordingly, the Corporation will be permitted to rely on shareholder approval rules that may be less favourable to shareholders than those applied to U.S. domestic companies subject to NYSE shareholder approval rules.

Investors may read any document that the Corporation has filed with, or furnished to, the SEC at the SEC’s website at www.sec.gov. Investors may read and download some of the documents the Corporation has filed with the SEC’s Electronic Data Gathering, Analysis and Retrieval system at www.sec.gov.

Investors should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide investors with different information. The Corporation is not making an offer of the Securities in any jurisdiction where the offer is not permitted. Investors should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.

CAUTIONARY NOTE REGARDING MINERAL RESOURCE AND MINERAL rESERVE ESTIMATES

This Prospectus and the documents incorporated by reference herein have been prepared in accordance with the requirements of Canadian securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all mineral resource and mineral reserve estimates included in this Prospectus and any Prospectus Supplement have been prepared by the owners or operators of the relevant properties (as and to the extent indicated by them) in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards (the “CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian securities regulatory authorities which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 permits a historical estimate made prior to the adoption of NI 43-101 that does not comply with NI 43-101 to be disclosed using the historical terminology if, among other things, the disclosure: (i) identifies the source and date of the historical estimate; (ii) comments on the relevance and reliability of the historical estimate; (iii) states whether the historical estimate uses categories other than those prescribed by NI 43-101; and (iv) includes any more recent estimates or data available.

Mining disclosure under U.S. securities law was previously required to comply with SEC Industry Guide 7 (“SEC Industry Guide 7”) under the U.S. Exchange Act. The SEC has adopted rules to replace SEC Industry Guide 7 with new mining disclosure rules under sub-parts 1300 and 1301 of Regulation S-K of the U.S. Securities Act (“Regulation S-K 1300”) which became mandatory for U.S. reporting companies beginning with the first fiscal year commencing on or after January 1, 2021. Under Regulation S-K 1300, the SEC now recognizes estimates of “Measured Mineral Resources”, “Indicated Mineral Resources” and “Inferred Mineral Resources”. In addition, the SEC has amended its definitions of “Proven Mineral Reserves” and “Probable Mineral Reserves” to be substantially similar to international standards. Readers are cautioned that despite efforts to harmonize U.S. mining disclosure rules with NI 43-101 and other international requirements, there are differences between the terms and definitions used in Regulation S-K 1300 and mining terms defined in the CIM Definition Standards, which definitions have been adopted by NI 43-101, and there is no assurance that any mineral resources or mineral reserves that an owner or operator may report as “measured mineral resources”, “indicated mineral resources”, “inferred mineral resources”, “proven mineral reserves” and “probable mineral reserves” under NI 43-101 would be the same had the owner or operator prepared the mineral resource or mineral reserve estimates under the standards of Regulation S-K 1300.

In addition to NI 43-101, a number of mineral resource and mineral reserve estimates have been prepared in accordance with the JORC Code, the SAMREC Code (as such terms are defined in NI 43-101) or Regulation S-K 1300, each of which constitutes an “acceptable foreign code” for purposes of NI 43-101, which differ from the requirements of NI 43-101 and U.S. securities laws (in the case of the JORC Code and the SAMREC Code). Accordingly, information containing descriptions of the Corporation’s mineral properties set forth herein and in the documents incorporated by reference herein may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under U.S. federal securities laws and the rules and regulations thereunder. For more information, see “Reconciliation to CIM Definitions” in the Corporation’s annual information form dated as of March 19, 2026 for the financial year ended December 31, 2025, which is incorporated by reference herein.

FINANCIAL INFORMATION

The financial statements of the Corporation incorporated herein by reference and in any Prospectus Supplement are reported in U.S. dollars and have been prepared in accordance with IFRS Accounting Standards. IFRS Accounting Standards differ in some significant respects from generally accepted accounting principles in the U.S., and thus the financial statements may not be comparable to financial statements of U.S. companies.

EXCHANGE RATE INFORMATION

The following table sets out the high and low rates of exchange for one U.S. dollar expressed in Canadian dollars during each of the following periods; the average rate of exchange for those periods; and the rate of exchange in effect at the end of each of those periods, each based on the daily rate of exchange published by the Bank of Canada.

				Years ended December 31,
		Three months ended March 31, 2026		2025		2024		2023
High	C$	1.3939	C$	1.4603	C$	1.4415	C$	1.3875
Low	C$	1.3515	C$	1.3558	C$	1.3316	C$	1.3129
Average for the Period	C$	1.3717	C$	1.3978	C$	1.3697	C$	1.3493
End of Period	C$	1.3939	C$	1.3706	C$	1.4388	C$	1.3226

On July 9, 2026, the daily rate of exchange was US$1.00 = C$1.4169 as published by the Bank of Canada.

COMMODITY PRICE INFORMATION

The following table sets out the average spot commodity prices of gold, silver, platinum, palladium, iron ore, oil and gas for the years 2023, 2024, 2025 and for the first three months of 2026.

	Spot Commodity Prices
	Gold/ oz (LBMA Gold	Silver/ oz (LBMA Silver	Platinum/ oz (London	Palladium/ oz (London	Iron Ore/ $ tonne (62% CFR	Oil/ C$ bbl (Edmonton	Gas/ C$ mcf	Oil/ $ bbl	Gas/ $ mcf (Henry
	Price PM)	Price)	PM Fix)	PM Fix)	China)	Light)	(AECO-C)	(WTI)	Hub)
Average for 2023	$1,943	$23.39	$967	$1,338	$119	$100	$2.50	$78	$2.66
Average for 2024	$2,387	$28.24	$955	$983	$110	$98	$1.31	$76	$2.41
Average for 2025	$3,435	$39.94	$1,277	$1,149	$102	$86	$1.60	$65	$3.62
Average for 2026	$4,875	$84.39	$2,209	$1,715	$104	$94	$1.91	$72	$3.48
(to March 31)

THE CORPORATION

Franco-Nevada is the leading gold-focused royalty and streaming company with the largest and most diversified portfolio of cash-flow producing assets.

Franco-Nevada’s revenue is generated from various forms of agreements, ranging from net smelter return royalties, streams, profit and margin-based royalty interests, net royalty interests, working interests and other types of arrangements. Franco-Nevada does not operate mines, develop projects or conduct exploration. Franco-Nevada has a free cash flow generating business with no additional capital requirements other than the initial commitment, and limited cash calls with respect to its working interests. Management is focused on managing and growing its portfolio of royalties and streams for the long-term. Franco-Nevada recognizes the cyclical nature of the industry and has a long-term investment outlook. Franco-Nevada maintains a strong balance sheet to minimize financial risk and to provide capital to the industry when it is otherwise scarce.

The advantages of this business model are:

•	Exposure to commodity price optionality;

•	A perpetual discovery option over large areas of geologically prospective lands;

•	No additional capital requirements other than the initial commitment and limited cash calls;

•	Limited exposure to cost inflation;

•	A free cash-flow business with limited cash calls;

•	A high-margin business that can generate cash through the entire commodity cycle;

•	A scalable and diversified business in which a large number of assets can be managed with a small stable overhead; and

•	Management that focuses on forward-looking growth opportunities rather than operational or development issues.

Franco-Nevada’s short-term financial results are primarily tied to the price of commodities and the amount of production from its portfolio of assets. Franco-Nevada’s attributable production has typically been supplemented by acquisitions of new assets. Over the longer term, Franco-Nevada’s results are impacted by the amount of exploration and development capital available to operators to expand or extend Franco-Nevada’s producing assets or to progress Franco-Nevada’s advanced and exploration assets into production.

The focus of Franco-Nevada’s business is to create exposure to gold and precious metal resource optionality. This principally involves investments in gold mines and providing capital to copper and other base metal mines to obtain exposure to by-product gold, silver and platinum group metals production. Franco-Nevada also invests in other metals and energy to expose Franco-Nevada’s shareholders to additional resource optionality.

A strength of Franco-Nevada’s business model is that Franco-Nevada’s margins are not generally impacted when producer costs increase. The majority of Franco-Nevada’s interests are royalty and streams with payments/deliveries that are based on production levels with no adjustments for the operator’s operating costs.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Legal Officer & Corporate Secretary of the Corporation at 199 Bay Street, Suite 2000, P.O. Box 285, Commerce Court Postal Station, Toronto, Ontario M5L 1G9, telephone 416-306-6300. These documents are also available on SEDAR+, which can be accessed online at www.sedarplus.com, and on SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov.

The following documents, filed by the Corporation with the securities commissions or similar authorities in each of the provinces and territories of Canada and the SEC, are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)	the annual information form of the Corporation dated as of March 19, 2026 for the financial year ended December 31, 2025;

(b)	the audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2025 and 2024, the notes thereto, Management’s Report on Internal Control over Financial Reporting and the report of the Corporation’s Independent Registered Public Accounting Firm dated March 10, 2026;

(c)	management’s discussion and analysis of financial condition and results of operations for the annual consolidated financial statements referred to in paragraph (b) above;

(d)	the unaudited condensed consolidated interim financial statements of the Corporation and the notes thereto as at March 31, 2026 and for the three months ended March 31, 2026 and 2025;

(e)	management’s discussion and analysis of financial condition and results of operations for the unaudited condensed consolidated interim financial statements referred to in paragraph (d) above; and

(f)	the management information circular of the Corporation dated March 19, 2026 for the annual and special meeting of shareholders held on May 12, 2026.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions filed by the Corporation with the securities commissions or similar regulatory authorities in Canada and the U.S. after the date of this Prospectus and all Prospectus Supplements, disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada and the U.S. and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in this Prospectus. In addition, any “template version” of “marketing materials” (as defined in National Instrument 41-101 – General Prospectus Requirements) filed after the date of a Prospectus Supplement and prior to the termination of the offering of Securities to which such Prospectus Supplement relates, shall be deemed to be incorporated by reference into such Prospectus Supplement. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K or Form 40-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part, but in the case of Form 6-K, if and only to the extent expressly provided in such report. In addition, the Corporation may incorporate by reference as an exhibit to the registration statement of which the Prospectus forms a part or into the Prospectus which forms a part of the registration statement, information from documents that the Corporation files with or furnishes to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Corporation and prospective purchasers of Securities should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Upon a new annual information form and related annual consolidated financial statements being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all consolidated interim financial statements, and in each case the accompanying management’s discussion and analysis, information circulars (to the extent the disclosure is inconsistent) and material change reports filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon condensed consolidated interim financial statements and the accompanying management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the duration that this Prospectus is effective, all condensed consolidated interim financial statements and the accompanying management’s discussion and analysis filed prior to the new condensed consolidated interim financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since the date of the unaudited condensed consolidated interim financial statements of the Corporation and the notes thereto as at March 31, 2026 and for the three months ended March 31, 2026 and 2025, which have not been disclosed in this Prospectus or the documents incorporated by reference herein.

Disclosure regarding the consolidated capitalization of the Corporation will be described in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

Each Prospectus Supplement will disclose the use of proceeds from the sale of Securities thereunder.

All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds of the offering or from the Corporation’s general funds, unless otherwise stated in the applicable Prospectus Supplement.

PLAN OF DISTRIBUTION

The plan of distribution with respect to an offering of Securities under this Prospectus will be described in the Prospectus Supplement for the applicable distribution of Securities.

TRADING PRICE AND VOLUME

Trading price and volume of the Corporation’s Securities will be provided, as required, in each Prospectus Supplement to this Prospectus.

PRIOR SALES

Prior sales of the Corporation’s Securities will be provided, as required, in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

INTERESTS OF EXPERTS

Certain technical and scientific information contained in the documents incorporated by reference herein, including in respect of the Candelaria project and the Cobre Panamá project, was reviewed and approved in accordance with NI 43-101 by Darrol van Deventer, P.Eng., Vice President, Mining of the Corporation and a “Qualified Person” as defined by NI 43-101.

To the knowledge of the Corporation, Darrol van Deventer held less than 1% of the outstanding securities of the Corporation or of any associate or affiliate thereof when he reviewed and approved the technical information contained or incorporated by reference in this Prospectus or following the preparation of such technical information. Other than pursuant to his employment arrangements, Darrol van Deventer did not receive, and will not receive, any direct or indirect interest in any securities of the Corporation or of any associate or affiliate thereof.

RISK FACTORS

Prospective purchasers of Securities should carefully consider the risk factors described in this Prospectus, those described in a document incorporated by reference in this Prospectus (including subsequently filed documents incorporated or deemed incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities. Discussions of certain risks affecting the Corporation in connection with its business are provided in the Corporation’s disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this Prospectus.

LEGAL MATTERS

Certain legal matters relating to the offering of Securities hereunder will be passed upon on behalf of the Corporation by Torys LLP with respect to Canadian and U.S. legal matters. At the date hereof, the partners and associates of Torys LLP, as a group, beneficially own, directly or indirectly, less than 1% of any outstanding securities of the Corporation or any associate or affiliate of the Corporation.

WELL-KNOWN SEASONED ISSUER

This Prospectus constitutes a “WKSI base shelf prospectus” (as defined in NI 44-102) and has been filed under Part 9B of NI 44-102. Pursuant to Part 9B of NI 44-102, certain “eligible issuers” that are “well-known seasoned issuers” and certain other “eligible issuers” are permitted to file a WKSI base shelf prospectus and, subject to the satisfaction of certain conditions, a receipt will be deemed to be issued by the applicable securities regulatory authorities for such WKSI base shelf prospectus immediately upon filing, without review by such applicable securities regulatory authorities or the requirement to file and obtain a receipt for a preliminary short form base shelf prospectus. WKSI base shelf prospectuses are also exempt from certain disclosure requirements under NI 44-102 that would otherwise apply to a final short form base shelf prospectus.

As at July 9, 2026, the Corporation’s “qualifying public equity” (as defined in NI 44-102) was approximately C$58.4 billion, which exceeds the threshold amount referred to in subparagraph (a)(i) of the definition of “well-known seasoned issuer” in NI 44-102. Accordingly, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under NI 44-102 as of the date hereof.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The independent registered public accounting firm of the Corporation is PricewaterhouseCoopers LLP, Chartered Professional Accountants, PwC Tower, 18 York Street, Suite 2500, Toronto, Ontario M5J 0B2. PricewaterhouseCoopers LLP has advised the Corporation that they are independent of the Corporation within the meaning of the Chartered Professional Accountants of Ontario CPA Code of Professional Conduct and the rules and regulations of the SEC and the Public Company Accounting Oversight Board Rule 3520, Auditor Independence.

The transfer agent and registrar for the Common Shares of the Corporation is Computershare Investor Services Inc. at its principal office in Toronto, Ontario.

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

The Corporation is incorporated under the laws of Canada and its principal place of business is in Canada. Most of the Corporation’s directors and officers, and some of the experts named in this Prospectus, are residents of Canada, and all or a substantial portion of their assets, and a substantial portion of the Corporation’s assets, are located outside the U.S. The Corporation has appointed an agent for service of process in the U.S. but it may be difficult for holders of Securities who reside in the U.S. to effect service within the U.S. upon the Corporation or those directors, officers and experts who are not residents of the U.S. Investors should not assume that a Canadian court would enforce a judgment of a U.S. court obtained in an action against the Corporation or such other persons predicated on the civil liability provisions of the U.S. federal securities laws or the securities or “blue sky” laws of any state within the U.S. or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the U.S. federal securities laws or any such state securities or “blue sky” laws. The Corporation’s Canadian counsel has advised the Corporation that a monetary judgment of a U.S. court predicated solely upon the civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. The Corporation cannot provide assurance that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

The Corporation will file with the SEC, in conjunction with the registration statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation will appoint Corporation Service Company as its agent for service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a U.S. court arising out of or relating to or concerning an offering of Securities under this Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: the documents set out under the heading “Documents Incorporated by Reference”; the consent of PricewaterhouseCoopers LLP with respect to their Report of Independent Registered Public Accounting Firm on the audited consolidated financial statements as at and for the years ended December 31, 2025 and 2024 and on the effectiveness of internal control over financial reporting as of December 31, 2025; the consent of “qualified person” Darrol van Deventer; the powers of attorney from the directors and certain officers of the Corporation; the form of trust indenture; and the SEC filing fee exhibit. A copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed with, or furnished to, the SEC under the U.S. Exchange Act.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The indemnification may be made in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual’s association with the Registrant or other entity as described above if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual described above ought to have done provided the individual fulfills the conditions set out above. The Registrant may advance moneys to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

By-law No. 1 of the Registrant provides that the Registrant agrees to indemnify each director and officer of the Registrant, each former director and officer of the Registrant and each individual who acts or acted at the Registrant’s request as a director or officer, or each individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. Subject to the limitations contained in the CBCA, the by-law of the Registrant provides that the Registrant, may purchase and maintain insurance as the board of directors of the Registrant may from time to time determine for the benefit of a director or officer of the Registrant, each former director and officer of the Registrant and each individual who acts or acted at the Registrant’s request as a director or officer, or each individual acting in a similar capacity, of another entity.

Additionally, By-law No.1 provides that no director or officer shall be liable (i) for the acts, receipts, neglects or defaults of any other director, officer, employee, or agent, (ii) for joining in any receipt or other act for conformity, (iii) for any loss, damage or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired for or on behalf of the Registrant, (iv) for the insufficiency or deficiency of any security in or upon which any of the moneys of the Registrant shall be invested, (v) for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Registrant shall be deposited, (vi) for any loss occasioned by any error of judgment or oversight on the part of that person, (vii) for any other loss, damage or misfortune whatever which happen in the execution of the duties of that person’s office or in relation thereto, unless the same are occasioned by that person’s own willful neglect or default.

The Registrant’s indemnity applies only to the extent that the individual seeking indemnity acted honestly and in good faith with a view to the best interest of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in similar capacity at the Registrant’s request; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding. The individual shall repay the moneys if the individual does not fulfill the conditions set out above.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXHIBITS

Exhibit	Description
4.1	Annual Information Form of the Registrant dated as of March 19, 2026 for the fiscal year ended December 31, 2025 (incorporated by reference to exhibit 99.1 to the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 19, 2026)

4.2	Audited Consolidated Financial Statements of the Registrant as at and for the years ended December 31, 2025 and 2024, the notes thereto, Management’s Report on Internal Control over Financial Reporting and the report of the Registrant’s Independent Registered Public Accounting Firm dated March 10, 2026 (incorporated by reference to exhibit 99.3 to the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 19, 2026)

4.3	Management’s Discussion and Analysis of the Registrant for the fiscal year ended December 31, 2025 (incorporated by reference to exhibit 99.2 to the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 19, 2026)

4.4	Unaudited Condensed Consolidated Interim Financial Statements of the Registrant and the notes thereto as at March 31, 2026 and for the three months ended March 31, 2026 and 2025 (incorporated by reference to exhibit 99.3 to the Registrant’s Report on Form 6-K, furnished to the Commission on May 12, 2026)

4.5	Management’s Discussion and Analysis of the Registrant for the three months ended March 31, 2026 (incorporated by reference to exhibit 99.2 to the Registrant’s Report on Form 6-K, furnished to the Commission on May 12, 2026)

4.6	Management Information Circular of the Registrant dated March 19, 2026 in connection with the Registrant’s annual and special meeting of shareholders held on May 12, 2026 (incorporated by reference to exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on April 7, 2026)

5.1	Consent of PricewaterhouseCoopers LLP

5.2	Consent of Darrol van Deventer

6.1	Powers of Attorney (included on the signature pages of this Registration Statement)

7.1	Form of Trust Indenture (incorporated by reference to exhibit 7.1 to the Registrant’s Registration Statement on Form F-10, filed with the Commission on April 22, 2016)**

107	Filing Fee Table

**	If Debt Securities are offered by a supplement to this Registration Statement, the Registrant will file with the Commission a trustee’s Statement of Eligibility on Form T-1 (if applicable).

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1. UNDERTAKING

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

ITEM 2. CONSENT TO SERVICE OF PROCESS

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

If Debt Securities are offered by a supplement to this Registration Statement, any non-U.S. trustee will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant or the trustee shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Country of Canada, on July 10, 2026.

FRANCO-NEVADA CORPORATION

By:	/s/ Paul Brink
	Name:	Paul Brink
	Title:	President & Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul Brink, Sandip Rana and Lloyd Hong, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but when taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on July 10, 2026.

Signature	Title

/s/ Paul Brink	President & Chief Executive Officer and Director (principal executive officer)
Paul Brink

/s/ Sandip Rana	Chief Financial Officer (principal financial and accounting officer)
Sandip Rana

/s/ Tom Albanese	Chair of the Board and Director
Tom Albanese

/s/ Hugo Dryland	Director
Hugo Dryland

/s/ Derek W. Evans	Director
Derek W. Evans

/s/ Catharine Farrow	Director
Catharine Farrow

/s/ Maureen Jensen	Director
Maureen Jensen

/s/ Jennifer Maki	Director
Jennifer Maki

/s/ Daniel Malchuk	Director
Daniel Malchuk

/s/ Jacques Perron	Director
Jacques Perron

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AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, this Registration Statement on Form F-10 has been signed below by the undersigned, solely in its capacity as the Registrant’s duly authorized representative in the United States, on July 10, 2026.

FRANCO-NEVADA U.S. CORPORATION

By:	/s/ Sandip Rana
	Name:	Sandip Rana
	Title:	Chief Financial Officer

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